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                                                                   EXHIBIT 10.61


                                 PROMISSORY NOTE

$100,000.00                                                     Kent, Washington
                                                                    June 5, 1996

         FOR VALUE RECEIVED, the undersigned GARGOYLES, INC., a Washington corporation ("Maker"), does hereby promise to pay to the order of TRILLIUM CORPORATION, a Washington corporation ("Payee"), in lawful money of the United States of America, the principal sum of One Hundred Thousand and No/100 Dollars ($100,000.00), together with interest thereon until paid in full as stated herein.

         1. Interest Rate. This Note shall bear interest at the rate of Twelve Percent (12%) per annum from the date hereof on all outstanding balances.

         2. Maturity. Unless sooner repaid by Maker, the entire principal balance of this Note plus all accrued but unpaid interest shall be due and payable in full on September 30, 1996.

         3. Application of Payments; Prepayment. Each payment hereunder shall be applied first to interest then to the reduction of principal. This Note may be prepaid in whole or in part at any time or times with no prepayment penalty or additional cost of any kind.

         4. Default; Default Rate of Interest. If a Default occurs, the holder of this Note shall, at its sole option and election, be entitled to declare the entire unpaid principal balance and all accrued interest on this Note immediately due and payable and may proceed to enforce the payment of this Note or enforce any other legal or equitable rights of the holder of this Note. Upon a default, this Note shall bear interest at a default rate of eighteen percent (18%) per annum until such default is cured.

         5. Attorneys' Fees and Costs. If this Note is placed in the hands of an attorney as a result and suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, or any other judicial proceedings for the establishment of collection of any amount called for herein, or any amount payable or to be payable hereunder is collected through any such proceeding, Maker shall be liable for all costs of collection, including, but not limited to, reasonable attorneys' fees and all costs incurred by the holder hereof on account of such collection.

         6. Governing Law. This Note is made with reference to and is to be construed in accordance with the laws of the state of Washington.


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         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the undersigned have caused this Note to be executed as of the date first above written.

GARGOYLES, INC.

By       /s/  Steven R. Kingma
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Its      CFO
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